                                                                    EXHIBIT 3.43


[STAMP]                                                                  [STAMP]


                          CERTIFICATE OF INCORPORATION

                                       OF

                                  WNJX-TV, Inc.

                  FIRST: The corporation's name (hereinafter sometimes referred to as the "Corporation") is:

                                  WNJX-TV, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  THIRD: To own and engage in the operation of television stations and to acquire, own, operate, convey and otherwise dispose of and deal in real property or any interest therein such as is reasonably necessary to carry out its purposes.

                  FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock with a par value of One Dollar ($1.00) per share.

                  No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

                  The Board of Directors of the Corporation shall have the power to issue shares of capital stock of the Corporation or options, warrants or rights to purchase shares of capital stock, and the consideration received by the Corporation for the issuance of such shares or such options, warrants or rights may be in the form of tangible or intangible property, including without limitation services rendered, on such amounts or for such value as determined by the Board of Directors.

                  At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

                  FIFTH: The powers of the Incorporator are to terminate upon the filing of this Certificate of Incorporation. The name and address of the Incorporator is as follows:

                         Daniel F. Van Horn
                         1050 Connecticut Avenue, N.W.
                         Washington, D.C. 20036

                  SIXTH: Upon the termination of the powers of the Incorporator in accordance with Article FIFTH of this Certificate of Incorporation, the following persons shall serve as directors of the Corporation and shall have and exercise any and all rights, powers, privileges and discretionary authority granted or permitted by this Certificate of Incorporation, the Corporation's Bylaws or the General Corporation Law or other statutes of the State of Delaware, until the first annual meeting of stockholders or until their successors are duly elected and shall qualify:

                         Suzanne L. Whitney
                         1540 Clark
                         Lapeer, Michigan 48446

                         David A. Peterson
                         1565 RuLane
                         Lapeer, Michigan 48446

                         Otto Belovich
                         4140 Cherry Lane
                         Traverse City, Michigan

                         Michigan L. Carter
                         3770 Daley Road
                         Attica, Michigan 48412

                         Ana Plaza
                         Apartado 22340
                         Santo Domingo
                         Dominican Republic

                  SEVENTH: The Corporation is to have perpetual existence.

                  EIGHTH: The private property or assets of the stockholders of the Corporation shall not to any extent whatsoever be subject to the payment of debts of the Corporation.

                  NINTH: The provisions for the regulation of the Corporation's affairs are to be stated in the Corporation's Bylaws, as the same may be amended from time to time, which may contain any provision, not inconsistent with law, relating to the business of the Corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees. The Board of Directors of the Corporation is hereby expressly empowered with the authority to adopt, amend or repeal Bylaws of the Corporation.

                  TENTH: In addition to the rights, powers, privileges and discretionary authority expressly conferred by statute upon the Board of Directors, the Board of Directors is hereby authorized and empowered to exercise in the name of and on behalf of the Corporation any and all rights, powers and privileges necessary, desirable or convenient to the conduct or promotion of the business or operation of the Corporation and to do any and all acts and things as may at any time or from time to time be necessary to effectuate the foregoing; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Certificate of Incorporation, and of any other Bylaws of the Corporation from time to time made by the Board of Directors provided, however, that no Bylaw so made shall serve to invalidate any prior action of the Board of Directors which would have been valid if such Bylaw had not been made. Elections of the Corporation's directors need not be by written ballot unless the Corporation's Bylaws shall so provide.

                  ELEVENTH: The Corporation's books may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Corporation's Board of Directors or in the Corporation's Bylaws.

                  TWELFTH; No contract or other transaction between this Corporation and any other corporation or any individual or firm shall be in any way invalidated or otherwise affected by the fact that any one or more of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation, provided that such contract or transaction shall, at the time it was entered into, have been a reasonable one to have been entered into, and shall have been upon terms that at the time were fair. Any director of this Corporation individually, or any firm or association of which any director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of this Corporation, provided that the fact that he individually or as a member of such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of the members thereof prior to the action by the Board of Directors or any committee of the Corporation authorizing any such contract or transaction; and any director of this Corporation who is also a director or officer of such other corporation or a member of such firm or association, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee of this Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of this Corporation may vote upon any contract or other transaction between this Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

                  THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the statutes of Delaware, and all rights and powers conferred upon stockholders or directors herein are granted subject to this reservation.

                  I, the undersigned, being the Incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of November, 1984.


                                        /s/ DANIEL F. VAN HORN
                                        ----------------------------------------
                                        Daniel F. Van Horn

      STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 09:00 AM 01/23/1997
     971022311 - 2047695


                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                                  WNJX-TV, INC.
--------------------------------------------------------------------------------

a corporation organized and existing under and by virtue of the General Corporation Law of the Stale or Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of WNJX-TV, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "THIRD" so that, as amended, said Article shall be and read as follows:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said WNJX-TV, Inc. has caused this certificate to be signed by Michael Carter, an Authorized Officer, this 7th day of January 1997.


                                         BY: /s/ MICHAEL CARTER
                                             -----------------------------------

                           TITLE OF OFFICER: Secretary
                                             -----------------------------------

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/16/1997
                                                          971308962 - 2047695


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  WNJX-TV, INC.


                  WNJX-TV, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The proposed amendment is as follows:

                  The Certificate of Incorporation of the Corporation is hereby amended by deleting the present first paragraph of Article FOURTH and inserting in lieu thereof a new first paragraph of Article FOURTH, as follows:

                  FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares of common stock with a par value of One Dollar ($1.00) per share.

                  The remaining paragraphs of Article FOURTH shall remain unamended.

                  SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by T. Michael Whitney, its President, and attested by Michael Carter, its Secretary on this 31st day of January, 1997.

ATTEST:                                 WNJX-TV, Inc., a Delaware corporation

/s/ MICHAEL CARTER                      By: /s/ T. MICHAEL WHITNEY
---------------------------                 ------------------------------------
Michael Carter                                  T. Michael Whitney
Secretary                                       President

                       CERTIFICATE FOR RENEWAL AND REVIVAL
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  WNJX-TV, INC.


         WNJX-TV, Inc., a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on November 2, 1984 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

         1. The name of the corporation is WNJX-TV, Inc.

         2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

         3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 29th day of February, 2000, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

         4. The corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 2000, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

                  IN WITNESS WHEREOF, said WNJX-TV, Inc. in compliance with
Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by T. Michael Whitney its last and acting President, this 10th day of February, 2001.


                                        By: /s/ T. MICHAEL WHITNEY
                                           ------------------------------------
                                                T. Michael Whitney
                                                President



                                                      STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 02:00 PM 02/14/2001
                                                     010074835 - 2047695